UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Jernigan Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

(901) 567-9510

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 9, 2017, Jernigan Capital, Inc. (the “Company”) posted for investors an informational document entitled “Frequently Asked Questions about JCAP Dividends” (the “Investor FAQ”) discussing distributions on its common stock and the calculation and payment of dividends to the holders of its Series A Preferred Stock. The Investor FAQ is posted in the Investor Relations section of the Company’s website at www.jernigancapital.com.

A copy of the Investor FAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information contained in this Current Report, including Exhibit 99.1 attached hereto, is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Frequently Asked Questions about JCAP Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2017

Jernigan Capital, Inc.

By:	/s/ John A. Good
	Name:	John A. Good
	Title:	President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Frequently Asked Questions about JCAP Dividends.